ZIPREALTY. INC.

CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is made and entered into as of the 21st day of January 2013 by and between ZipRealty. Inc. (the "Company"), and Genni Combes ("Consultant").

Whereas Consultant is currently employed with Company as Senior Vice President, Corporate Development; and

Whereas Consultant shall continue to perform her current job duties through the duration of her employment with the Company; and

Whereas Consultant shall remain employed with the Company until April 1, 2013 or an earlier date mutually agreed upon by Consultant and ZipRealty’s President and Chief Executive Officer (“CEO”); and

Whereas Consultant and Company entered into stock option agreements during Consultant’s employment with Company (the “Stock Option Agreements”), granting Consultant the option to purchase shares of the Company’s common stock (collectively, the “Stock Options”) subject to the terms and conditions of the Company’s 1999 Stock Plan (the “1999 Plan”) and 2004 Equity Incentive Plan (the “2004 Plan” and together with the 1999 Plan, the “Plans”), as applicable, and the Stock Option Agreements; and.

Whereas the Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below commencing on the first date following Consultant’s final date of employment with the Company (“Commencement Date”). In consideration of the mutual promises contained herein, the parties agree as follows:

1.      SERVICES AND COMPENSATION

(a)    Services: Consultant shall provide consulting services for projects related to Powered by Zip, the Company’s national expansion, product development and other projects related to the Company’s strategic partnerships and growth to be mutually agreed upon by Consultant and the CEO.

(b)   Compensation:

The Company agrees to pay at a rate of $6000 a month for services of up to forty (40) hours per month.

The Company shall also pay the amount equal to Consultant’s monthly premium under COBRA for Consultant and, if applicable, Consultant’s spouse and any dependents, from the first date on which Consultant loses health coverage as an employee of the Company (with any payments commencing after such date being made retroactively to such date) until the final date of the term of this Agreement

2.      EQUITY

All of Consultant’s Stock Options shall continue to vest for the duration of the term of this Agreement due to Consultant’s continued and continuous service relationship with the Company through each applicable vesting date and the Stock Options will otherwise be subject to all of the terms and conditions set forth in the relevant Plan and Stock Option Agreement.

3.      CONFIDENTIALITY

(a)    "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information either (i) disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment or (ii) conceived, made, developed or discovered by Consultant.

                                                                             (i)            Consultant will not, during or subsequent to the term of this Agreement, use the Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company's Confidential Information to any third party, and it is understood that said Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure. Without the Company's prior written approval, Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with the Company.

(b)   Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

(c)    Upon the termination of this Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property or Confidential Information in tangible form that Consultant may have in Consultant's possession or control.

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4.      OWNERSHIP

(a)    Consultant agrees that all notes, records, drawings, designs, inventions, copyrightable material, improvements, developments, discoveries and trade secrets (collectively, "Inventions") conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of the Company. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all such Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

(b)   Consultant agrees to assist Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligation to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument or papers shall continue after the termination of this Agreement.

(c)    Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention.

(d)   Consultant agrees that if the Company is unable because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

5.      CONFLICTING OBLIGATIONS; NO INSIDER TRADING

(a)    Consultant certifies that Consultant has no outstanding agreement or obligation that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting Agreement during the term of this Agreement.

(b)   In view of Consultant's access to the Company's trade secrets and proprietary know-how, Consultant further agrees that Consultant will not, without Company's prior written consent, design identical or substantially similar designs as those developed under this Agreement for any third party during the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement.

(c)    Consultant is aware of the restrictions imposed by federal securities laws on the purchase or sale of the Company’s securities by any person who has received material non-public information from or on behalf of the Company and on the communication of such information to any other person when it is reasonably foreseeable that such other person may purchase or sell the Company’s securities while in possession of such information. Consultant agrees to comply with these restrictions.

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6.      TERM AND TERMINATION

(a)    This Agreement will begin on the Commencement Date and will continue until twelve (12) months thereafter, at which time this Agreement will terminate, unless this Agreement is terminated earlier pursuant to Section 6(b) or (c), or unless the term of this Agreement is extended in writing executed by the CEO and Consultant prior to termination.

(b)   The Company may terminate this Agreement immediately and without prior notice for Cause as defined in this Section. For purposes of this Agreement, “Cause” shall mean any of the following: (1) an intentional unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (2) a material breach of any agreement between Consultant and the Company, (3) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, (5) gross negligence or willful misconduct.

(c)    Consultant shall notify Company immediately upon accepting employment or engagement as an independent contractor with a Direct Competitor of Company, and in the event of such engagement or employment Company may terminate this Agreement immediately. For purposes of this Section, a “Direct Competitor” shall mean any company offering residential real estate brokerage services, including but not limited to the sale of real estate brokerage franchises, any company involved in the development, production, license and/or sale of software, SAAS or other technology related products including but not limited to Customer Relationship Management (“CRM”) products for use in the residential real estate industry and any company operating a website(s) and/or mobile application(s) which consists primarily of content related to residential real estate including but not limited to real property search.

(d)   Consultant may terminate this Agreement upon sixty (60) days’ Notice to Company.

(e)    Upon termination pursuant to this Section all rights and duties of the parties toward each other shall cease except:

                                                                             (i)            that the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for unpaid Services and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; and

                                                                           (ii)            Sections 3 (Confidentiality), 4 (Ownership), 5 (Conflicting Obligations; No Insider Trading) and 8 (Independent Contractor) shall survive termination of this Agreement.

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7.      SUCCESSORS and ASSIGNMENT

(a)    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(b)   This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement to any of its affiliates, successors or wholly-owned subsidiaries, provided, that such assignment will not relieve the Company of its obligations hereunder.

8.      INDEPENDENT CONTRACTOR

Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on Company (i) to pay in withholding taxes or similar items or (ii) resulting from Consultant's being determined not to be an independent contractor.

9.      BENEFITS

Consultant acknowledges and agrees, and it is the intent of the parties hereto, that Consultant receives no benefits from the Company, either as an independent contractor or employee. If Consultant is reclassified by a state or federal agency or court as an employee for tax or other purposes, Consultant will become a non-benefit employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the benefit plans or programs of the Company in effect at the time of such reclassification Consultant would otherwise be eligible for such benefits.

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10.  ARBITRATION AND EQUITABLE RELIEF

(a)    Except as provided in Section 10(d) below, the Company and Consultant agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in San Francisco, California, in accordance with the Commercial Arbitration Rules, supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

(b)   The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Consultant hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(c)    The Company and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses.

(d)   Consultant agrees that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 3, 4 or 5 herein. Accordingly, Consultant agrees that if Consultant breaches Sections 3, 4 or 5, the Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuances of such injunction and to the ordering of such specific performance.

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(e)    CONSULTANT HAS READ AND UNDERSTANDS THIS SECTION 10, WHICH DISCUSSES ARBITRATION. CONSULTANT UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, CONSULTANT AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, EXCEPT AS PROVIDED IN SECTION 10 (d), TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF CONSULTANT'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

 11.  GOVERNING LAW

This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

12.  ENTIRE AGREEMENT

This Agreement is the entire agreement of the parties and supersedes any prior agreements between them except the Stock Options Agreements whether written or oral, with respect to the subject matter hereof. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

13.  SEVERABILITY

The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONSULTANT		ZIPREALTY. INC.

By:	/s/ Genni Combes	By:	/s/ Charles C. Baker

Title:	SVP, Corporate Development	Title:	President & CEO

Address:

Social Security #:

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